Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Lynn Hutkin Director of Financial Reporting ir@belf.com

Bel Reports Second Quarter 2021 Results

JERSEY CITY, NJ, Friday, July 30, 2021 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB), a designer, manufacturer and provider of products that power, protect and connect electronic circuits, today announced preliminary financial results for the second quarter of 2021.

Second Quarter 2021 Highlights

•	Net sales increased 14.5% to $138.7 million from $121.2 million in last year's second quarter
•	Gross profit of $34.2 million, or 24.7% of net sales, compared to $31.3 million, or 25.8% of net sales in Q2-20
•	GAAP net earnings of $7.9 million, or EPS of $0.61 per Class A share and $0.64 per Class B share, versus GAAP net earnings of $5.6 million in Q2-20, or EPS of $0.43 per Class A share and $0.46 per Class B share
•	Record backlog of $314 million on June 30, 2021 represents growth of over 100% from December 31, 2020; record quarterly bookings of $212 million, more than double the order volume compared to Q2-20

Daniel Bernstein, President and CEO, said, “We are pleased to report our second consecutive quarter of meaningful year-over-year sales growth, reflecting higher sales volume across all major product lines. Solid execution from each of our three business units enabled us to grow our top line by $18 million for the quarter while realizing an improvement in GAAP EPS of approximately 40% and an improvement in non-GAAP EPS of almost 50% as compared to the second quarter of 2020.  Second quarter sales reflected a recovery in demand from key sectors we serve, particularly commercial aerospace, networking, military, e-Mobility and industrial.  Further, our acquisitions of rms and EOS earlier in 2021 contributed combined sales of $6 million and net earnings of $1.0 million to Bel’s results during the second quarter.

"The higher sales volume this quarter led to improved fixed cost absorption and our margins also continued to benefit from cost initiatives previously implemented.  In June 2021, the decision was made to discontinue our low-margin modules product line and as a result, our modules design and technical support center in Maidstone, UK will be closing later in the third quarter of 2021.  The closure of this facility is expected to result in annual cost savings of approximately $400,000.

"In the first quarter, Bel implemented across-the-board price adjustments to offset labor and material cost increases and we expect to continue to see these pricing increases taking effect over the remainder of the year.  With our new CFO coming on board earlier in 2021, there is a heightened focus on profit improvement and he will continue to drive operational efficiencies through our global operations in the pursuit of greater profitability for our stakeholders.  We enter the second half of 2021 with a record backlog of over $300 million, which we believe is indicative of higher sales this year, subject to supply chain constraints that so far we have managed well.  IoT/5G, e-Mobility and the return of aerospace demand are expected to be strong growth drivers for Bel for the foreseeable future,” concluded Mr. Bernstein.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of acquisition-related costs, restructuring charges and gain on sale of property. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 866-248-8441, or 323-289-6576 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 1881858 after 2:00 p.m. ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, medical, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding anticipated cost savings resulting from the closure of Bel’s modules design and technical support center in Maidstone, UK, expectations concerning pricing adjustments taking effect and their impact on offsetting labor and material cost increases, the Company’s plans, intentions, expectations and efforts in connection with profit improvement and maximization, operational efficiencies, and the pursuit of certain opportunities and markets, expectations regarding backlog as an indicator of sales, supply chain constraints and the Company's ability to manage them, and anticipated future trends, plans and results for the business including for the second half of 2021) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of business and economic conditions; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and from time to time in the Company's other SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales	$138,741	$121,172	$249,385	$225,149
Cost of sales(2)	104,537	89,882	190,241	168,104
Gross profit	34,204	31,290	59,144	57,045
As a % of net sales	24.7%	25.8%	23.7%	25.3%

Research and development costs	5,464	6,116	10,384	12,175
Selling, general and administrative expenses(2)	21,828	19,079	43,569	39,772
As a % of net sales	15.7%	15.7%	17.5%	17.7%
Restructuring charges	277	44	277	172
Gain on sale of property	-	-	(6,175)	-

Income from operations	6,635	6,051	11,089	4,926
As a % of net sales	4.8%	5.0%	4.4%	2.2%

Interest expense	(721)	(1,250)	(1,523)	(2,601)
Other income/expense, net(2)	113	1,195	660	(905)
Earnings before income taxes	6,027	5,996	10,226	1,420

(Benefit from) provision for income taxes	(1,853)	423	(854)	(349)
Effective tax rate	-30.7%	7.1%	-8.4%	-24.6%
Net earnings	$7,880	$5,573	$11,080	$1,769
As a % of net sales	5.7%	4.6%	4.4%	0.8%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,145	2,145	2,145
Class B common shares - basic and diluted	10,237	10,178	10,220	10,151

Net earnings per common share:
Class A common shares - basic and diluted	$0.61	$0.43	$0.85	$0.13
Class B common shares - basic and diluted	$0.64	$0.46	$0.91	$0.15

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) During the fourth quarter of 2020, the Company changed its financial statement presentation related to gain/loss on its SERP investments. These gains/losses were previously included within cost of sales and selling, general and administrative expense. For the three and six months ended June 30, 2020 presented above, a total of $1.5 million in gains and $0.5 million in losses, respectively, on SERP investments have been reclassified from cost of sales and selling, general and administrative expense and are now included within other income/expense, net.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$66,425	$84,939
Accounts receivable, net	86,917	71,372
Inventories	116,170	100,133
Other current assets	29,915	23,771
Total current assets	299,427	280,216
Property, plant and equipment, net	36,747	34,501
Right-of-use assets	11,066	14,217
Goodwill and other intangible assets, net	90,833	89,755
Other assets	35,806	35,177
Total assets	$473,879	$453,866

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$53,020	$39,774
Current portion of long-term debt	8,273	5,286
Operating lease liability, current	5,980	6,591
Other current liabilities	37,820	35,885
Total current liabilities	105,093	87,536
Long-term debt	104,656	110,294
Operating lease liability, long-term	5,351	8,064
Other liabilities	62,182	62,173
Total liabilities	277,281	268,067
Stockholders' equity	196,598	185,799
Total liabilities and stockholders' equity	$473,879	$453,866

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

GAAP Net earnings	$7,880	$5,573	$11,080	$1,769
Interest expense	721	1,250	1,523	2,601
(Benefit from) provision for income taxes	(1,853)	423	(854)	(349)
Depreciation and amortization	4,267	4,108	8,478	8,234
EBITDA	$11,015	$11,354	$20,227	$12,255
% of net sales	7.9%	9.4%	8.1%	5.4%

Unusual or special items:
Gain on sale of property	-	-	(6,175)	-
Restructuring charges	277	44	277	172
Acquisition-related costs	317	-	483	186

Adjusted EBITDA	$11,609	$11,398	$14,812	$12,613
% of net sales	8.4%	9.4%	5.9%	5.6%

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands (except per share amounts), unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included in the condensed consolidated statements of operations.

	Three Months Ended June 30, 2021					Three Months Ended June 30, 2020
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$6,027	$(1,853)	$7,880	$0.61	$0.64	$5,996	$423	$5,573	$0.43	$0.46
Items included in SG&A expenses:
Acquisition-related costs	317	73	244	0.02	0.02	-	-	-	-	-
Gain on sale of property	-	-	-	-	-	-	-	-	-	-
Restructuring charges	277	40	237	0.02	0.02	44	12	32	-	-
Non-GAAP measures	$6,621	$(1,740)	$8,361	$0.64	$0.68	$6,040	$435	$5,605	$0.43	$0.46

	Six Months Ended June 30, 2021					Six Months Ended June 30, 2020
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$10,226	$(854)	$11,080	$0.85	$0.91	$1,420	$(349)	$1,769	$0.13	$0.15
Items included in SG&A expenses:
Acquisition-related costs	483	111	372	0.03	0.03	186	43	143	0.01	0.01
Gain on sale of property	(6,175)	-	(6,175)	(0.48)	(0.50)	-	-	-	-	-
Restructuring charges	277	40	237	0.02	0.02	172	40	132	0.01	0.01
Non-GAAP measures	$4,811	$(703)	$5,514	$0.42	$0.45	$1,778	$(266)	$2,044	$0.15	$0.17

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.